Exhibit 19

Secured Demand Grid Promissory Note

Las Vegas, Nevada	August 20, 2019

FOR VALUE RECEIVED, The Lorenzo J. Fertitta and Teresa Jo Fertitta Family Trust (“Borrower”) promises to pay to Victoria Partners, Limited Partnership, a Nevada limited partnership (“Partnership Lender”), or order, at such place as Partnership Lender may from time to time in writing designate, the principal amount of each of the loans (collectively, the “Loans”) outstanding hereunder from time to time, as set forth at Schedule I hereto, plus interest thereon to accrue at the fluctuating rate per annum of the Federal Reserve discount rate in effect from day to day plus Thirty Five Hundredths of One Percent (0.35%), beginning as of the date of the applicable Loan.

Upon request of Borrower, Partnership Lender may in its discretion from time to time make Loans to Borrower evidenced by this Secured Demand Grid Promissory Note (this “Note”). All Loans evidenced by this Note shall be entered by Partnership Lender on Schedule I from time to time. Partnership Lender shall enter and record on Schedule I attached hereto the amount of each Loan made under this Note. Each such change to Schedule I shall be approved by Borrower. In the event of an inconsistency between Schedule I and the books and records of Partnership Lender, the books and records of Partnership Lender shall control, and in particular the failure to reflect the making of a Loan on Schedule I shall not impair the obligation of Borrower to repay such Loan or the inclusion of such Loan in the obligations secured pursuant to this Note.

As of the date of this Note, there are several outstanding prior loans made by Partnership Lender to Borrower on the same terms and conditions, and secured by the same collateral, as set forth in this Note. Borrower and Partnership Lender agree that by virtue of the listing of such prior loans on Schedule I, (i) such prior loans shall for all purposes be deemed made under and shall be evidenced by this Note as due, owing and unpaid obligations of Borrower to Partnership Lender, (ii) each prior note having a face amount and date set forth on Schedule I is hereby acknowledged by Partnership Lender to be cancelled and replaced by this Note, (iii) all accrued and unpaid interest that is outstanding as of the date first set forth above in respect of any of the prior loans listed on Schedule I is now due, owing and unpaid under this Note, and (iv) Borrower acknowledges that Partnership Lender’s books and records in respect of such prior loans are accurate as of the date first set forth above.

Payment of principal and interest under this Note shall be made in immediately available United States Dollars. Interest on this Note shall accrue at the rate of interest set forth above, including Default interest accruing hereunder, and shall continue to accrue at that same rate (except as otherwise provided herein) until Borrower’s obligations under this Note have been satisfied in full.

Borrower shall make payments of interest monthly in arrears on the last business day of each month. All principal and accrued but unpaid interest is payable upon demand of Partnership Lender. If not demanded sooner by Partnership Lender, the entire remaining principal amount outstanding under this Note and all accrued and unpaid interest thereon shall be due and payable in full on the fourth anniversary of the date first above written.

Borrower shall have the right to prepay all or any portion of its obligation under this Note. All payments on this Note shall be applied first to accrued interest and then to principal. Until further notice in writing by Partnership Lender, all payments and notices to Partnership Lender hereunder shall be made to Victoria Partners, Limited Partnership, c/o John A. Hertig, 10801 W. Charleston Blvd., Suite 600, Las Vegas, NV 89135.

As security for Borrower’s obligations under this Note, Borrower hereby pledges to Partnership Lender a lien on and security interest in Borrower’s limited partnership interests in Partnership Lender. Borrower agrees not to allow the lien and security interest granted hereunder to become subordinate to any parties without Partnership Lender’s prior written consent, until such time that Borrower’s obligations to Partnership Lender under this Note have been satisfied in full.

Borrower and each surety, guarantor and endorser of this Note, jointly and severally and to the extent permitted by law, waive demand, presentment for payment, notice of dishonor, protest and notice of protest; waive any and all lack of diligence or delays in the collection or enforcement hereof; and consent that the time of payment may be extended or this Note renewed without notice and without releasing the undersigned or any such surety, guarantor or endorser.

Borrower’s failure to make any payment as herein provided when such payment is due and payable, or to perform or observe any of the terms, conditions or obligations hereunder, shall constitute an event of default under this Note (each, a “Default”). In the event of a Default, the entire unpaid principal balance of the Loans, together with accrued interest, shall immediately become due and payable and Partnership Lender may proceed at once to exercise any or all remedies available to Partnership Lender under this Note, at law or in equity. After any Default, and so long as such Default remains uncured, at the option of Partnership Lender, the unpaid principal amount of the Loans shall bear interest at the rate of interest then applicable to the Loans plus three percent (3.00%) per annum, compounded monthly until paid. At such time as a judgment is obtained for any amounts owing under this Note, interest shall continue to accrue on the amount of the judgment at the rate of interest then applicable to the Loans plus three percent (3.00%) per annum. Borrower acknowledges that the foregoing, and other provisions of this Note, may result in compounding of interest and Borrower agrees thereto pursuant to the provisions of Nevada Revised Statutes 99.050.

All rights and remedies herein given to Partnership Lender are cumulative and not alternative, are in addition to all of the same which are available to Partnership Lender under all statutes at law or in equity, and may be exercised in any order or simultaneously, at Partnership Lender’s sole election. Any forbearance or delay by Partnership Lender in exercising the same shall not be deemed to be a waiver thereof or of the right to exercise the same in the event of any subsequent Default or in the event of continuance of any existing Default, and the exercise of any right or partial exercise thereof shall not preclude the further exercise thereof, and the same shall continue in full force and effect until specifically waived by an instrument in writing executed by Partnership Lender.

Borrower also agrees to pay all costs of collection if suit is brought. Costs of collection include, without limitation, reasonable attorneys’ fees if this Note is placed in the hands of attorneys for collection (whether or not suit is brought to collect the amount past due), together with all court costs, investigative costs and other expenses incurred in the prosecution of any suit.

Borrower hereby waives and releases all errors, defects and imperfections in any proceedings instituted by Partnership Lender under the terms of this Note, as well as all benefit that might accrue to Borrower by virtue of any present or future laws providing for any stay of execution to be issued on any judgment recovered on this Note, and Borrower agrees that any real or personal property that may be levied upon pursuant to a judgment obtained by virtue hereof, on any writ of execution issued thereon, may be sold upon any such writ, in whole or in part, in any order desired by Partnership Lender.

This Note may only be amended, supplemented, modified or terminated by an instrument in writing executed by Partnership Lender and Borrower. No waiver of any term, covenant or provision of this Note shall be effective unless given in writing by the party waiving same, and, if so given by the party waiving same, shall only be effective in the specific instance in which given.

Borrower acknowledges that this Note and Borrower’s obligations under this Note are and shall at all times continue to be absolute and unconditional in all respects, and shall at all times be valid and enforceable. This Note sets forth the entire agreement and understanding of Partnership Lender and Borrower. Borrower acknowledges that no oral or other agreements, understandings, representations or warranties exist with respect to this Note or with respect to the obligations of Borrower under this Note, except those specifically set forth in this Note. Borrower additionally agrees that this Note shall be subject to any and all applicable provisions of Partnership Lender’s limited partnership agreement.

This Note shall be governed by and construed in accordance with the laws of the State of Nevada, without reference to such State’s principles of conflicts of laws.

Borrower agrees to submit to personal jurisdiction in Clark County, Nevada, in any action or proceeding arising out of this Note and, in furtherance of such agreement, Borrower hereby agrees and consents that, without limiting other methods of obtaining jurisdiction, personal jurisdiction over Borrower in any such action or proceeding may be obtained within or without the jurisdiction of any court located in Nevada and that any process or notice of motion or other application to any such court in connection with any such action or proceeding may be served upon Borrower by registered or certified mail to or by personal service at the last known address of Borrower, whether such address be within or without the jurisdiction of any such court.

TO THE EXTENT PERMITTED BY LAW, BORROWER HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF THIS NOTE, OR IN ANY WAY CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE DEALINGS OF BORROWER AND PARTNERSHIP LENDER WITH RESPECT TO THIS NOTE, OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. TO THE MAXIMUM EXTENT PERMITTED BY LAW, BORROWER HEREBY AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY.

Every term and provision of this Note is intended to be severable. If any term or provision hereof is declared by a court of competent jurisdiction to be illegal, invalid or unenforceable for any reason whatsoever, such illegality, invalidity or unenforceability shall be treated as though the term or provision never existed and shall not affect the balance of the terms and provisions hereof, which terms and provisions shall remain in full force and effect.

Upon receipt by Borrower of written notice from Partnership Lender of the disappearance, loss, theft, destruction or mutilation of this Note, Borrower shall execute and deliver to Partnership Lender in lieu thereof, a replacement note in identical form to this Note and dated as of the date of this Note; provided that Partnership Lender shall indemnify Borrower from and against any loss, cost, damage, liability, expense or claim which Borrower may incur (including, without limitation, attorneys’ fees and costs) as a result thereof.

* * * Signatures Appear On Following Page * * *

IN WITNESS WHEREOF, the undersigned parties have caused this Secured Demand Grid Promissory Note to be executed, delivered and effective as of the date first above written.

BORROWER:

THE LORENZO J. FERTITTA AND TERESA JO FERTITTA FAMILY TRUST

By:
Name: Lorenzo J. Fertitta
Its: Trustee

PARTNERSHIP LENDER:

VICTORIA PARTNERS, LIMITED PARTNERSHIP

By: Fertitta Enterprises, Inc.
Its: General Partner

By:
Name: John A. Hertig
Its: Treasurer

[Signature Page to Secured Demand Grid Promissory Note – LP to VPLP]

SCHEDULE I*

Date of Loan	Amount of Loan (U.S. Dollars) ($)	Borrower Confirmation

*	(includes loans outstanding prior to the date of this Note)

[Schedule I to Secured Demand Grid Promissory Note – LP to VPLP]

[The Lorenzo J. Fertitta and Teresa Jo Fertitta Family Trust]